UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2024 (April 30, 2024)

BRC Inc.
(Exact name of registrant as specified in charter)

Delaware	001-41275	87-3277812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1144 S. 500 W
Salt Lake City, UT 84101
(Address of principal executive offices, including Zip Code)
(801) 874-1189
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	BRCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by BRC Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 2, 2024 (the “Initial Form 8-K”).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 16, 2024, the Company filed a Certificate of Correction with the Delaware Secretary of State to nullify the filing of a certificate of amendment (the “Certificate of Amendment”) to the amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) of the Company with the Delaware Secretary of State on May 1, 2024, due to not receiving the requisite level of stockholder approval to approve the Certificate of Amendment.

The Company’s Amended and Restated Certificate of Incorporation, as in effect prior to the Company’s 2024 Annual Meeting of Stockholders held on April 30, 2024 (the “Annual Meeting”), is accurate and will remain in effect without change following the filing of the Certificate of Correction.

The description of the Certificate of Correction is qualified in its entirety by reference to the full text of the Certificate of Correction, which is filed as Exhibit 3.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the Company’s stockholders voted on a proposal (the “Charter Proposal”) to amend the Company’s Amended and Restated Certificate of Incorporation. The Charter Proposal did not receive the votes needed for approval. The reason for the Charter Proposal was to limit the liability of certain officers of the Company.

The Initial Form 8-K correctly reported the vote on the Charter Proposal, which was 116,051,545 FOR, 3,357,992 AGAINST, 797,443 ABSTAIN, and 16,248,597 Broker Non-Votes. Although the votes FOR the Charter Proposal represented approximately 85% of the shares represented at the Annual Meeting, the Charter Proposal did not receive the affirmative vote of 66 2/3% (141,434,020) of the total voting power of all the then-outstanding shares of stock of the Company entitled to vote on the Charter Proposal (212,151,030) as required by Article XIII, Section 13.1 of the Amended and Restated Certificate of Incorporation. The Company’s Proxy Statement for the Annual Meeting, as amended and supplemented, inadvertently stated the vote required for approval of the Charter Amendment as a majority in voting power as of the record date for the Annual Meeting rather than 66 2/3% of the total voting power of all the then outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, as required by the Company’s Amended and Restated Certificate of Incorporation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description
3.1	Certificate of Correction to the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of BRC Inc.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2024

BRC INC.

	By:	/s/ Andrew McCormick
	Name:	Andrew McCormick
	Title:	General Counsel and Corporate Secretary